UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 26, 2006
HEI, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-10078	41-0944876

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota	55386

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code) (952) 443-2500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release dated December 27, 2006

3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 26, 2006, the Listing Qualifications Department of The NASDAQ Stock Market approved the application of HEI, Inc. (the “Company”) to transfer the listing of the Company’s common stock to the NASDAQ Capital Market. The listing of the Company’s common stock will be transferred to The NASDAQ Capital Market at the opening of business on December 28, 2006. The trading symbol for the Company’s common stock, “HEII”, will not change.
     As previously reported, on December 5, 2006, the Company received a notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that, based on the Company’s Form 10-K for the period ended September 2, 2006, the Company’s stockholders’ equity did not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The NASDAQ Global Market as set forth in Marketplace Rule 4450(a)(3). The December 5, 2006 notice stated that the Company could, among other things, apply to transfer its common stock to The NASDAQ Capital Market if the Company satisfied the requirements for inclusion on The NASDAQ Capital Market. On December 15, 2006, the Board of Directors authorized management to transfer the listing of the Company’s common stock to the NASDAQ Capital Market. The Company submitted an application to transfer the listing of its common stock to the NASDAQ Capital Market on December 15, 2006.
     A press release announcing the transfer of the listing of the Company’s common stock to The NASDAQ Capital Market is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits:
99.1	Press Release dated December 27, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.

Date: December 27, 2006
	By	/s/ Mark B. Thomas

Mark B. Thomas
Its: Chief Executive Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 27, 2006

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